                                  EXHIBIT 19

                       Report furnished to Shareholders

                             FIRST QUARTER ENDED
                               MARCH 31, 1997
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First West Virginia Bancorp Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
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(In Thousands, Except Per Share Data)

                                     Three months ended
                                          March 31,
                                    1997              1996
                                -------------    -------------
                                          (Unaudited)

FINANCIAL POSITIION
   AT QUARTER END:
Total Assets                    $     150,114    $     134,193
Total Deposits                        130,748          120,279
Total Loans, net of
   unearned income                     81,032           71,273
Total Investment Securities            52,207           46,824
Shareholders' Equity                   12,692           11,754

PER SHARE DATA
Net Income                      $         .59    $         .47
Cash Dividends                            .20              .16
Book Value                              15.74            14.58

KEY RATIOS
Return on Average Assets                1.31%             1.16%
Return on Average Equity               14.99%            12.69%

AVERAGE BALANCES
Total loans, net                $      79,828    $      71,565
Investment Securities                  51,073           45,701
Deposits                              115,606          105,184
Stockholders' Equity                   12,902           11,855
Total Assets                          148,235          130,070

FOR THE THREE MONTHS ENDED
Total interest income           $       2,698    $       2,372
Net income                                477              374

MARKET INFORMATION:
Price range of common stock
   for the quarter*
           High                 $      25.50     $       21.88
           Low                         24.00             21.00


* The high and low sales prices of the common stock of the Holding Company presented were as reported by the American Stock Exchange.

Dear Shareholders,

    It is with great pleasure that I report to you the record financial performance of First West Virginia Bancorp, Inc. for the first quarter of 1997. Consolidated net income for the three months ended March 31, 1997 was $476,607 or $.59 per share as compared to $374,361 or $.47 per share as of March 31, 1996. The increase in earnings during the first quarter of 1997 as compared to 1996 was primarily due to increased net interest income and noninterest income, offset in part by increased operating expenses and the provision for loan losses. Operational earnings were improved with net interest income increasing $154,005 or 10.6%, to $1,610,370 for the three months ended March 31, 1997 as compared to the same period in 1996. Increases in the average volume of loans and the average rates earned on investments, offset by an increase in the average volume of time deposits primarily contributed to the increased net interest income.
    For the three months ended March 31, 1997, the return on average assets
(ROA) was 1.31% compared to 1.16% for the same period in 1996. The return on average equity (ROE) for the three months ended March 31, 1997 was 14.99% as compared to 12.69% during the same period last year. The book value per share was $15.74 at March 31, 1997 as compared to $14.58 per share at March 31, 1996.
    Net loans increased to $81,032,143 at March 31, 1997, up 13.7%, from March 31, 1996. Total deposits increased 8.7% from $120,279,348 at March 31, 1996 to $130,747,901 at March 31, 1997. Total stockholders' equity rose to $12,692,111, an 8.0% increase over the $11,753,923 reported at March 31, 1996.
During the first quarter of 1997, the Board of Directors declared and paid cash dividends of $.20 per share, up from the $.16 per share paid during the first quarter of 1996.
    First West Virginia Bancorp, Inc.'s annual meeting was held on April 8, 1997. At the meeting the following directors were re-elected to serve as Class II directors for three year terms: Sylvan J. Dlesk, Benjamin R. Honecker, James C. Inman, Jr., and Thomas A. Noice.
    A continued strong performance is anticipated for 1997. As always, my sincere gratitude to our customers, shareholders, directors, officers and employees for their ongoing support.

     Sincerely,


     Ronald L. Solomon
     President and Chief Executive Officer

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First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
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(Unaudited)
                                                 March 31,         March 31,
                                                   1997              1996
                                              -------------     -------------
       ASSETS
Cash and Due From Banks                       $   4,820,609     $   4,196,356
Interest Bearing Due From Banks                   1,552,903         3,046,932
                                              -------------     -------------
       Total cash and cash equivalents            6,373,512         7,243,288
Federal Funds Sold                                6,405,000         5,032,000
Investment Securities
   Available for Sale (at market value)          45,807,114        41,874,527
   Held to Maturity  -  (market value of
    $ 6,390,130 and $ 4,966,206, respectively)    6,399,647         4,949,270
Loans                                            81,032,143        71,273,418
Less allowance for possible loan losses          (1,169,918)       (1,170,199)
                                              -------------     -------------
       Net loans                                 79,862,225        70,103,219
Premises and equipment, net                       3,213,726         3,242,761
Accrued Income Receivable                         1,215,820         1,078,236
Other assets                                        829,749           639,259
Intangible assets                                     7,084            30,487
                                              -------------     -------------
       Total Assets                           $ 150,113,877     $ 134,193,047
                                              =============     =============

          LIABILITIES
Noninterest bearing deposits:
   Demand                                     $  13,102,522     $  11,121,891
Interest bearing deposits
   Demand                                        25,758,795        24,429,075
   Savings                                       38,631,124        40,816,061
   Time                                          53,255,460        43,912,321
                                              -------------     -------------
       Total Deposits                           130,747,901       120,279,348
                                              -------------     -------------
Repurchase agreements                             5,756,675         1,503,137
Accrued Interest on deposits                        364,933           294,227
Other Liabilities                                   552,257           362,412
                                              -------------     -------------
       Total Liabilities                        137,421,766       122,439,124
                                              -------------     -------------

      STOCKHOLDERS' EQUITY
Common Stock - 2,000,000 shares authorized at $5 par value;
   806,107 shares issued at March 31, 1997
   775,268 shares issued at March 31, 1996        4,030,535         3,876,340
Surplus                                           3,764,000         3,166,340
Retained Earnings                                 5,250,689         4,863,614
Net Unrealized Loss on securities
   available for sale                              (353,113)         (152,371)
                                              -------------     -------------
       Total stockholders' equity                12,692,111        11,753,923
                                              -------------     -------------
       Total liabilities and stockholders'
         equity                               $ 150,113,877     $ 134,193,047
                                              =============     =============

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First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED  STATEMENTS  OF  INCOME
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
(Unaudited)                                     Three Months Ended March 31,
                                                  1997              1996
                                              -------------     -------------

INTEREST INCOME

Interest and fees on loans and lease financing:
   Taxable                                    $   1,771,968     $   1,614,850
   Tax-exempt                                        24,319            26,001
Investment Securities:
   Taxable                                          701,399           593,826
   Tax-exempt                                        70,715            59,343
Dividends                                             5,174             5,186
Other interest income                                18,215            10,109
Interest on Federal Funds Sold                      106,549            63,062
                                              -------------     -------------
       Total interest income                      2,698,339         2,372,377

INTEREST EXPENSE
Deposits                                          1,035,731           910,087
Other borrowings                                     52,238             5,925
                                              -------------     -------------
       Total interest expense                     1,087,969           916,012
                                              -------------     -------------
       Net interest income                        1,610,370         1,456,365

PROVISION FOR POSSIBLE LOAN LOSSES                   25,500            14,400
                                              -------------     -------------
       Net interest income after provision
       for possible loan losses                   1,584,870         1,441,965

NONINTEREST INCOME
Service charges                                      91,324            81,306
Securities gains (losses)                                --            (1,050)
Other operating income                               76,710            51,315
                                              -------------     -------------
       Total noninterest income                     168,034           131,571

NONINTEREST EXPENSES
Salary and employee benefits                        578,056           523,381
Net occupancy expense of premises                    82,893            82,551
Other operating expenses                            377,866           406,965
                                              -------------     -------------
       Total noninterest expense                  1,038,815         1,012,897
                                              -------------     -------------
       Income before income taxes                   714,089           560,639

INCOME TAXES                                        237,482           186,278
                                              -------------     -------------
       Net income                              $    476,607     $     374,361
                                              =============     =============
WEIGHTED AVERAGE SHARES OUTSTANDING                 806,107           806,107
                                              =============     =============
EARNINGS PER COMMON SHARE                     $         .59     $         .47
                                              =============     =============



First West Virginia Bancorp, Inc.

        DIRECTORS
George F. Beneke
Chairman of the Board,
 First West Virginia Bancorp, Inc.
Retired Attorney at Law
President, The Beneke Corporation

Sylvan J. Dlesk
President, Dlesk, Inc.

Robert A. Heyl
Retired Business Owner

Ben R. Honecker
Attorney at Law

Laura G. Inman
Vice Chairman,
 First West Virginia Bancorp, Inc.
Senior Vice President,
 Progressive Bank, N.A.

James C. Inman, Jr.
Retired Bank Executive

R. Clark Morton
Attorney at Law

Karl W. Neumann
Chairman of the Board,
 Progressive Bank, N.A.
Retired Insurance Executive

Thomas A. Noice
Chairman of the Board,
 Progressive Bank, N.A. - Bellaire

Peter C. Schuetz
Retired Dairy Consultant

Ronald L. Solomon
President, First West Virginia Bancorp, Inc.
Vice Chairman - Chief Executive Officer,
 Progressive Bank, N.A.
Vice Chairman,
 Progressive Bank, N.A.- Buckhannon

             OFFICERS
George F. Beneke,   Chairman of the Board
Laura G. Inman,  Vice Chairman
Ronald L. Solomon,  President and
                     Chief Executive Officer
Charles K. Graham,  Executive Vice President - Loans
Beverly A. Barker,  Senior Vice President, Treasurer
Francie P. Reppy,  Controller
Connie R. Tenney, Vice President
David E. Yaeger, Vice President
Stephanie A. LaFlam,  Secretary
James R. Davis,  Auditor

SUBSIDIARY BANK DIRECTORS AND OFFICERS
        Progressive Bank N.A.

              DIRECTORS

Dominic V. Agostino      Howard D. Long
George F. Beneke         W. H. Lucarelli
Dr. Clyde D. Campbell    R. Clark Morton
Sylvan J. Dlesk          Karl W. Neumann
Harry N. Duvall          William T. Nickerson
Charles K. Graham        Edward P. Otte
Ben R. Honecker          William G. Petroplus
T. Stewart Hopkins       Peter C. Schuetz
Laura G. Inman           Ronald L. Solomon
James C. Inman, Jr.

              OFFICERS
Karl W. Neumann, Chairman of the Board
Ronald L. Solomon, Vice Chairman & Chief Executive Officer
Charles K. Graham, President
Beverly A. Barker, Executive Vice President/Cashier
Laura G. Inman, Senior Vice President
Francie P. Reppy, Controller
Brad D. Winwood, Vice President
Gary S. Martin, Assistant Vice President/Marketing Coordinator
David E. Wharton, Assistant Vice President/Office Manager Warwood
Stephanie A. LaFlam, Secretary
Michele  L. Stanley, Human Resource Manager/
                    Assistant Office Manager Warwood
Mitzi K. Mattern, Credit Card Manager/Office Manager Wellsburg
Susan E. Reinbeau, Office Manager Woodsdale
Lisa M. Minor, Office Manager Moundsville
Robin L. Snyder, Operations Supervisor Wellsburg
Laura K. Snedeker, Manager Bookkeeping/Proof Operations
Debra M. Tomlin, Loan Officer
Bryan S. Ramsey, Loan Officer
James R. Davis, Auditor

  Progressive Bank N.A. - Buckhannon
              DIRECTORS
Margaret D. Brown        Dale F. Riggs
William L. Fury          Ronald L. Solomon
Charles K. Graham        Douglas M. Stewart
J. Burton Hunter III     Connie R. Tenney
David R. Rexroad         J. David Thomas
Rickie E. Rice

              OFFICERS
Dale F. Riggs, Chairman
Ronald L. Solomon, Vice Chairman
Connie R. Tenney, President, Chief Executive Officer, Cashier and Secretary
Larry J. Chidester, Assistant Vice President
J. Burton Hunter, III, Assistant Secretary
Cathy Sue Wingler, Assistant Cashier
Robin K. Forinash, Office Manager Weston

  Progressive Bank, N.A. - Bellaire
              DIRECTORS
George F. Beneke         Clarence J. Ramsay
Robert R. Cicogna        T. L. Ring, M.D.
Gary P. DeVendra         Thomas L. Sable
Robert A. Heyl           Ronald L. Solomon
C. Gary Hill             Kathy L. Supinsky
Thomas A. Noice          David E. Yaeger

              OFFICERS
Thomas A. Noice, Chairman
David E. Yaeger, President & Chief Executive Officer
Deborah A. Kloeppner, Vice President and Secretary
Shirrel A. Czap, Assistant Vice President
Helen V. Forbes, Cashier

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First West Virginia Bancorp Inc. and Subsidiaries
-------------------------------------------------



Progressive Bank, N.A.

   1701 Warwood Avenue
   Wheeling, WV 26003
   (304) 277-1100

   875 National Road
   Wheeling, WV 26003
   (304) 233-0060

   744 Charles Street
   Wellsburg, WV 26070
   (304) 737-0821

   1306 Lafayette Avenue
   Moundsville, WV 26041
   (304) 843-2688


Progressive Bank, N.A. - Buckhannon

   West Main & Locust Streets
   Buckhannon, WV 26201
   (304) 472-0052

   10 Market Place
   Weston, WV 26452
   (304) 269-0300


Progressive Bank, N.A. - Bellaire

   426 34th Street
   Bellaire, OH 43906
   (614) 676-3141



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First West Virginia Bancorp Inc. and Subsidiaries
Corporate  Information
-------------------------------------------------



Corporate Office:

First West Virginia Bancorp, Inc.
1701 Warwood Avenue
Wheeling, WV 26003
(304) 277-1100



Transfer Agent

Any inquiries related to stockholder records, stock transfers, changes of ownership, and changes of address should be sent to the transfer agent at the following address:

   Chase Mellon Shareholder Services
   85 Challenger Road
   Overpeck Centre
   Ridgefield Park, New Jersey  07660
   (800) 756-3353

Stock Trading Information:

First West Virginia Bancorp, Inc.'s common stock is traded on the American
Stock Exchange, Inc. primary list under the symbol FWV.

Analysts, investors, and others seeking the current market value of the stock and additional information should contact Ronald L. Solomon, President, First
West Virginia Bancorp, Inc., 875 National Road, Wheeling, WV 26003.  (304)
233-0060



